Exhibit 20.1
Nissan Auto Receivables 2005-B
Servicer's Certificate
for the month of January 2006

Collection Period	Jan-06	30/360 Days	30
Distribution Date	15-Feb-06	Actual/360 Days	29

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,500,030,197.73	1,144,321,601.25	1,100,705,474.96	0.733789
Total Securities		1,500,030,197.73	1,144,321,601.25	1,100,705,474.96	0.733789
Class A-1 Notes	3.35780%	387,000,000.00	31,291,403.52	0.00	0.000000
Class A-2 Notes	3.75000%	290,000,000.00	290,000,000.00	278,505,785.96	0.960365
Class A-3 Notes	3.99000%	551,000,000.00	551,000,000.00	551,000,000.00	1.000000
Class A-4 Notes	4.18000%	197,028,000.00	197,028,000.00	197,028,000.00	1.000000
Certificates	0.00000%	75,002,197.73	75,002,197.73	74,171,689.00	0.988927

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	31,291,403.52	84,639.94	80.8563398	0.2187079
Class A-2 Notes	11,494,214.04	906,250.00	39.6352208	3.1250000
Class A-3 Notes	0.00	1,832,075.00	-	3.3250000
Class A-4 Notes	0.00	686,314.20	-	3.4833333
Certificates	830,508.73	0.00	11.0731252	-
Total Securities	43,616,126.29	3,509,279.14

I. COLLECTIONS

Interest:
Interest Collections		3,088,655.33
Repurchased Loan Proceeds Related to Interest		0.00
Total Interest Collections		3,088,655.33

Principal:
Principal Collections		42,331,050.78
Repurchased Loan Proceeds Related to Principal		0.00
Total Principal Collections		42,331,050.78

Recoveries of Defaulted Receivables		477,578.12
Investment Earnings on Yield Supplement Account		210,006.32
Release from the Yield Supplement Account		3,027,757.40
Servicer Advances		0.00

Total Collections		49,135,047.95

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	76,587	1,144,321,601.25
Total Principal Collections		42,331,050.78
Principal Amount of Gross Losses		1,285,075.51
	73,760	1,100,705,474.96

III. DISTRIBUTIONS

Total Collections		49,135,047.95
Reserve Account Draw		0.00
Total Available for Distribution		49,135,047.95

1. Reimbursement of Advance	76,873.60

2. Servicing Fee:
Servicing Fee Due	953,601.33
Servicing Fee Paid	953,601.33
Servicing Fee Shortfall	0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall	0.00
Class A-1 Notes Interest on Interest Carryover Shortfall	0.00
Class A-1 Notes Monthly Interest Distributable Amount	84,639.94

Class A-1 Notes Monthly Interest Paid	84,639.94
Change in Class A-1 Notes Interest Carryover Shortfall	0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall	0.00
Class A-2 Notes Interest on Interest Carryover Shortfall	0.00
Class A-2 Notes Monthly Interest Distributable Amount	906,250.00

Class A-2 Notes Monthly Interest Paid	906,250.00
Change in Class A-2 Notes Interest Carryover Shortfall	0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall	0.00
Class A-3 Notes Interest on Interest Carryover Shortfall	0.00
Class A-3 Notes Monthly Interest Distributable Amount	1,832,075.00

Class A-3 Notes Monthly Interest Paid	1,832,075.00
Change in Class A-3 Notes Interest Carryover Shortfall	0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Interest Distributable Amount	686,314.20

Class A-4 Notes Monthly Interest Paid	686,314.20
Change in Class A-4 Notes Interest Carryover Shortfall	0.00

Total Note Monthly Interest
Total Note Monthly Interest Due	3,509,279.14
Total Note Monthly Interest Paid	3,509,279.14
Total Note Interest Carryover Shortfall	0.00
Change in Total Note Interest Carryover Shortfall	0.00

Total Available for Principal Distribution	44,595,293.88

4. Total Monthly Principal Paid on the Notes	42,785,617.56

Total Noteholders' Principal Carryover Shortfall	0.00
Total Noteholders' Principal Distributable Amount	42,785,617.56
Change in Total Noteholders' Principal Carryover Shortfall	0.00

5. Total Monthly Principal Paid on the Certificates		830,508.73

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		830,508.73
Change in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		979,167.59
Deposit from Remaining Available Collections to fund Reserve Account		0.00
Remaining Available Collections Released to Seller		979,167.59

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance		56,581,924.73
Release to Collection Account		3,027,757.40
Ending Yield Supplement Account Balance		53,554,167.33

V. RESERVE ACCOUNT

Initial Reserve Account Amount		7,500,150.99
Required Reserve Account Amount		7,500,150.99
Beginning Reserve Account Balance		7,500,150.99
Ending Reserve Account Balance		7,500,150.99

Reserve Account Triggers	Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage	2.00%	0.27%	Pass
Average Three Period Charge Off Rate	2.75%	0.84%	Pass

Required Reserve Account Amount for Next Period		7,500,150.99

VI. POOL STATISTICS

Weighted Average Coupon		3.07%
Weighted Average Remaining Maturity		43.80

Principal Recoveries of Defaulted Receivables		477,578.12
Principal on Defaulted Receivables		1,285,075.51
Pool Balance at Beginning of Collection Period		1,144,321,601.25
Net Loss Ratio		0.85%

Net Loss Ratio for Second Preceding Collection Period		0.92%
Net Loss Ratio for Preceding Collection Period		0.75%
Net Loss Ratio for Current Collection Period		0.85%
Average Net Loss Ratio		0.84%

Cumulative Net Losses for all Periods		4,810,419.25

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	10,068,948.48	618
61-90 Days Delinquent	3,008,946.27	170
91-120 Days Delinquent	912,511.39	54
Total Delinquent Receivables:	13,990,406.14	842
61+ Days Delinquencies as Percentage of Receivables	0.36%	0.30%

Delinquency Ratio for Second Preceding Collection Period		0.24%
Delinquency Ratio for Preceding Collection Period		0.25%
Delinquency Ratio for Current Collection Period		0.30%
Average Delinquency Ratio		0.27%